EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the year ended March 31, 2001, into the Company’s previously filed Registration Statements on Form S-3, File Nos. 333-80679, 333-18933, 333-30955, 333-39421, 333-62889, 333-31542, 333-94907, 333-32848 and 333-44556 and Registration Statements on Form S-8, File Nos. 333-94400, 333-56454, 333-42156, 333-37017, 333-38206, 333-38212, 333-48632 and 333-48634.

Portland, Oregon June 21, 2001	/S / ARTHUR ANDERSEN LLP